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                                 EMPLOYMENT AGREEMENT


         This Employment Agreement is dated as of May 1, 1996, and is entered into between United Auto Group, Inc., a Delaware corporation ("UAG"), UAG Atlanta II, Inc., a Delaware corporation ("UAG Atlanta II"), Steve Rayman Nissan, Inc., a Georgia corporation (the "Company") and Bruce G. Dunker, an individual resident of the State of Georgia ("Executive").

         WHEREAS, Executive and the Company desire to embody in this Agreement the terms and conditions of Executive's employment by the Company.

         NOW, THEREFORE, the parties hereby agree:

                                      ARTICLE 1
                       EMPLOYMENT, DUTIES AND RESPONSIBILITIES

SECTION  1.1  EMPLOYMENT.

         Executive shall be employed as President and General Manager of the Company and Executive Vice-President of UAG Atlanta II. Executive hereby accepts such employment. Executive agrees to devote his full business time and efforts to promote the interests of the Company and its subsidiaries.

SECTION  1.2  DUTIES AND RESPONSIBILITIES.

         Executive shall be required to perform such duties and responsibilities as are consistent with his positions and as the Board of Directors of the Company (the "Board") and/or the Chief Executive Officer of United Auto Group, Inc. ("UAG") may from time to time prescribe. Executive shall perform those duties primarily at the Company's facilities in Morrow, Georgia.

SECTION  1.3  REPORTING.

         Executive shall report, in the performance of his duties, directly to the Chief Executive Officer of UAG.


                                      ARTICLE 2
                                         TERM

SECTION  2.1  TERM.

         The term of Executive's employment under this Agreement (the "Term") shall commence on May 1, 1996 and shall continue until April 30, 2001; provided that this Agreement may be terminated earlier as provided in Article V hereof.

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SECTION  2.2  NO VIOLATION.

         Executive represents and warrants to the Company and UAG Atlanta II that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.


                                      ARTICLE 3
                              COMPENSATION AND EXPENSES

SECTION  3.1  SALARY AND BENEFITS.

         As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of Article 5 hereof):

         (a) SALARY. The Company shall pay Executive a salary payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per annum (or such PRO RATA amount thereof for any period of less than one year). In addition, the Company shall pay executive a bonus to be determined in accordance Section 3.2 hereof.

         (b) BENEFIT PLANS. The Company shall, at its expense, provide the Executive with health, major medical insurance and other plans for the benefit of the employees of the Company as may be maintained from time to time during the Term, if at all, in each case to the extent and in the manner available to other officers of the Company and subject to the terms and provisions of such plans or programs. The Company shall not be responsible for the payment of Executive's tax liabilities (if any) relating to the benefits the Company provides to the Executive.

         (c) VACATION. Executive shall be entitled to a paid vacation in accordance with Company policy during the Term.

         (d) VEHICLE. Executive shall be entitled to the use of one vehicle selected by Executive subject to the same terms and conditions applicable to other employees of the Company who are provided with a demonstrator vehicle. In the event that Executive's spouse ceases to be employed by a company whose business includes the retail sale of new vehicles, then Executive shall be entitled to the use of one additional vehicle subject to the same terms and conditions applicable to other employees of the Company who are provided with a demonstrator vehicle.

         (e) STOCK OPTIONS. Executive shall be entitled to receive, from time to time, stock options on terms and conditions


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comparable to stock options, if any, that UAG grants to employees of UAG or any of its subsidiaries with responsibilities and duties similar to the responsibilities and duties of Executive under this Agreement; provided, however, that the decision to grant stock options shall be made by UAG in its sole discretion.

         (f) OTHER COMPENSATION. Executive shall be entitled to receive such other compensation and bonuses as may be granted to Executive by UAG in its sole discretion.

SECTION  3.2  BONUSES.

         (a) NET INCOME BONUS. The Company shall pay Executive a monthly bonus (the "Net Income Bonus") equal to three percent (3%) of the Company's monthly net income before (i) taxes, (ii) any interest charges other than interest charges relating to floor plan financing, (iii) any LIFO adjustments,
(iv) any management charges paid to UAG, and (v) the Net Income Bonus ("Monthly Net Income") for the month ending May 31, 1996 and for each month thereafter until the expiration of the Term or the earlier termination of the Agreement pursuant to Article 5 hereof. For purposes of this Section 3.2, Monthly Net Income shall be determined by applying generally accepted accounting principles on a consistent basis and shall not include overhead expenses of UAG or UAG Atlanta II attributed to the Company.

         (b) CUSTOMER SATISFACTION BONUS. The Company shall pay Executive an additional bonus equal to two percent (2%) of the Company's Monthly Net Income (the "Customer Service Bonus") for each month that the Company meets or exceeds the Nissan Customer Service Retro Bonus (or any successor index as may be announced by Nissan) commencing with the month ending May 31, 1996 and for each month thereafter until the expiration of the Term or the earlier termination of the Agreement pursuant to Article 5 hereof.

         (c) PAYMENT OF BONUSES. The Company shall pay the Net Income Bonus and the Customer Service Bonus, if any, within 30 days after the last day of the month for which such bonus is being paid.


                                      ARTICLE 4
                                  EXCLUSIVITY, ETC.

SECTION  4.1  EXCLUSIVITY.

         Executive agrees to perform his duties, responsibilities and obligations hereunder to the best of his ability. Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. Executive also agrees that he will not engage in any other business activities, pursued for gain, profit or other pecuniary advantage, that are competitive with the activities of the Company or any of its subsidiaries, except as


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permitted in Section 4.2 below.  Executive agrees that all of his activities as an employee of the Company shall be in conformity with all policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

SECTION  4.2  OTHER BUSINESS VENTURES.

         Executive agrees that, so long as he is employed by the Company, he will not have any financial or other beneficial interest in any business enterprise which is engaged in, or competitive with, any business engaged in by the Company or any of its subsidiaries or affiliates. Notwithstanding the foregoing, Executive may own, directly or indirectly, up to one percent (1%) of the outstanding capital stock of any such business having a class of capital stock which is traded on any national stock exchange or in the over-the-counter market.

SECTION  4.3  CONFIDENTIALITY; NON-COMPETITION.

         (a) Executive agrees that he will not, other than for proper purposes of the Company, at any time during or after the Term, wrongfully make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company, any of its subsidiaries or their affiliates, except as may be necessary for Executive to carry out his duties hereunder. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include information treated as confidential or as a trade secret by the Company, any of its subsidiaries or their affiliates, including but not limited to any confidential information regarding contemplated products, models, compilations, business and financial methods or practices, marketing, merchandising and selling techniques, customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, trade names, improvements, pricing, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's or its subsidiaries' products or services), business plans, strategy, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, other plans (technical or otherwise), customer lists, supplier lists, confidential correspondence, internal reports, personnel files, confidential sales and advertising material, unlisted telephone numbers, names, addresses or any other compilation of confidential information, written or unwritten, which is or was used in the business of the Company, any of its subsidiaries or their affiliates, and which was not generally known or available in the industry. Executive's obligation under this Section 4.3(a) shall not apply to any information which is in the public domain or hereafter enters the public domain without the fault of Executive, or information generally known to Executive based on his experience and work in the industry.


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Executive agrees not to remove from the premises of the Company or any of its subsidiaries, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such information. Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, Executive shall return to the Company the originals and all copies of any such information provided to or acquired by Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by Executive during the course of his employment, and no copy of any such information shall be retained by him.

         (b) During the Term and thereafter until May 1, 2003, Executive shall not wrongfully interfere with or disrupt, or attempt to wrongfully interfere with or disrupt, the relationship, contractual or otherwise, between the Company or any of its subsidiaries or their affiliates and any customer, client, supplier, manufacturer, distributor, consultant, independent contractor or employee of the Company or any of its subsidiaries or their affiliates. The provisions of this Section 4.3(b) shall not apply if the Executive is terminated by the Company without Cause. For purposes of this Agreement, "Cause" shall mean: (i) Executive's material failure, neglect or refusal to reasonably perform his duties hereunder, which failure, neglect or refusal shall not have been remedied by Executive within five (5) days of receipt by Executive of written notice from the Company of such failure, neglect or refusal, (ii) Executive's material refusal to follow the lawful and proper instructions, orders or directives of the Board or the Chief Executive Officer of UAG with respect to his duties and responsibilities hereunder, which refusal shall not have been remedied by Executive within five (5) days of receipt by Executive of written notice from the Company of such refusal; (iii) any willful or intentional act of Executive that is intended to and has the effect of materially injuring the reputation or business of the Company or its affiliates, (iv) any continued or repeated absence from the Company, unless such absence is (A) approved or excused by the Board or (B) is the result of Executive's illness, disability or incapacity or a personal or family emergency, (v) use of illegal drugs by Executive, (vi) conviction of Executive for, or the entry of a plea (including nolo contenders or its equivalent) by Executive with respect to, a felony (or equivalent offense not categorized as a "felony") under federal or state law which has the effect of materially injuring the reputation or business of the Company or its affiliates, (vii) the commission by Executive and conviction of a material and intentional act of fraud or embezzlement against the Company, or
(viii) Executive's other material breach of this Agreement which breach shall not have been remedied by Executive within five (5) days of receipt by Executive of written notice from the Company of such breach.


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         (c) It is the desire and intent of the parties that the provisions of this Section 4.3 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 4.3 shall be adjudicated to be invalid or unenforceable, this Section 4.3 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this
Section 4.3 in the particular jurisdiction in which such adjudication is made.

         (d) Executive agrees that, at any time and from time to time during and after the Term, he will execute any and all documents which the Company may deem reasonably necessary or appropriate to effectuate the provisions of this
Section 4.3.


                                      ARTICLE 5
                                     TERMINATION

SECTION  5.1  TERMINATION BY THE COMPANY.

         Subject to Section 5.5, the Company shall have the right to terminate Executive's employment at any time.

SECTION 5.2   TERMINATION BY THE EXECUTIVE.

         The Executive shall have the right to terminate his employment at any time upon sixty (60) days' prior written notice.

SECTION  5.3  DEATH.

         In the event Executive dies during the Term, this Agreement shall automatically terminate (subject to Section 5.5 hereof), such termination to be effective on the date of Executive's death.

SECTION  5.4  DISABILITY.

         In the event that Executive shall suffer a disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least 90 consecutive days, or 180 non-consecutive days within any 365 day period, the Company shall have the right to terminate this Agreement (subject to Section 5.5 hereof), such termination to be effective upon the giving of notice thereof to Executive in accordance with Section 6.2 hereof.

SECTION  5.5  EFFECT OF TERMINATION.

         (a) In the event of termination of Executive's employment for any reason, the Company shall pay to Executive (or his beneficiary in the event of his death) any salary or bonuses earned but


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not paid to Executive prior to the effective date of such termination.

         (b) In the event that the Company terminates Executive's employment without Cause prior to the end of the term, the Company shall, for a period of 12 months following such termination, continue to (i) pay to Executive his Base Salary, (ii) provide Executive with one or more vehicles on the terms set forth in Section 3.1(d) and (iii) provide Executive with medical benefits on the terms set forth in Section 3.1(b).


                                      ARTICLE 6
                                    MISCELLANEOUS

SECTION 6.1   UAG GUARANTY.

         UAG hereby guarantees the performance of the obligations of the Company and UAG Atlanta II hereunder.

SECTION  6.2  BENEFIT OF AGREEMENT; ASSIGNMENT; BENEFICIARY.

         This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to Executive's estate.

SECTION  6.3  NOTICES.

         Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to c/o United Auto Group, Inc. 375 Park Avenue, New York, New York 10022, facsimile no. (212) 223-5148,
Attention: General Counsel, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to Bruce G. Dunker at 1690 Spinnaker Drive, Alpharetta, Georgia 30202, or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be effective
and deemed to have been given as of the date so delivered or three (3)    days
after the date so mailed.


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SECTION  6.4  AMENDMENT.

         This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

SECTION  6.5  WAIVER.

         The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof. Any waiver must be in writing and signed by Executive or the Company, as the case may be.

SECTION  6.6  HEADINGS.

         The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

SECTION  6.7  AGREEMENT TO TAKE ACTIONS.

         Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

SECTION  6.8  SURVIVORSHIP.

         The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

SECTION  6.9  VALIDITY.

         The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

SECTION  6.10 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Agreement effective as of the date first above written.

                             STEVE RAYMAN NISSAN, INC.


                             By:  /s/ Steve L. Rayman
                                  --------------------------------
                             Its: President
                                  --------------------------------


                             UNITED AUTO GROUP, INC.


                             By:  /s/ George Lowrance
                                  --------------------------------
                             Its: Secretary
                                  --------------------------------



                             UAG ATLANTA II, INC.


                             By:  /s/ George Lowrance
                                  --------------------------------
                             Its: Secretary
                                  --------------------------------


                             /s/ Bruce G. Dunker
                             -------------------------------------
                             Bruce G. Dunker, Individually


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